Exhibit 23.2


                     CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-52125) pertaining to the Ashland Inc. Deferred Compensation and Stock Incentive Plan for Non-Employee Directors, in the Registration Statement on Form S-8 (No. 33-32612) pertaining to the Ashland Inc. Employee Savings Plan, in the Registration Statement on Form S-8 (No. 33-55922) pertaining to the Ashland Inc. 1993 Stock Incentive Plan, in the Registration Statement on Form S-8 (No. 33-49907) pertaining to the Ashland Inc. Leveraged Employee Stock Ownership Plan, in the Registration Statement on Form S-8 (No. 33-62901) pertaining to the Ashland Inc. Deferred Compensation Plan, in the Registration Statement on Form S-8 (No. 333-33617) pertaining to the Ashland Inc. 1997 Stock Incentive Plan, in the Registration Statement on Form S-3 (No. 333-78675) pertaining to the registration of 68,925 shares of Ashland Inc. Common Stock, in the Registration Statement on Form S-3 (No. 333-36842) pertaining to the registration of 96,600 shares of Ashland Inc. Common Stock, in the Registration Statement on Form S-3 (No. 333-54762) pertaining to the registration of 149,300 shares of Ashland Inc. Common Stock, in the Registration Statement on Form S-3 (No. 333-82830) pertaining to the registration of 265,100 shares of Ashland Inc. Common Stock, in the Registration Statement on Form S-3 (No. 33-105396) pertaining to the registration of 296,385 shares of Ashland Inc. Common Stock, in the Registration Statement on Form S-8 (No. 333-54766) pertaining to the Amended and Restated Ashland Inc. Incentive Plan, in the Registration Statement on Form S-8 (No. 333-122270) pertaining to Ashland Inc. Deferred Compensation Plan for Non-Employee Directors (2005), in the Registration Statement on Form S-8 (No. 333-122269) pertaining to the Ashland Inc. Deferred Compensation Plan for Employees (2005), and in the Registration Statement on Form S-3 (No. 333-69138) pertaining to the offering of $600,000,000 of Debt Securities, Preferred Stock, Depository Shares, Common Stock and/or Warrants of Ashland Inc., of our report dated March 11, 2005 relating to the financial statements of Marathon Ashland Petroleum LLC included in this Annual Report on Form 10-K/A (Amendment No. 1) for the year ended September 30, 2004.



/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP
Houston, TX

March 15, 2005